Exhibit 10.1

AMENDMENT TO INDEMNIFICATION AGREEMENT

Effective Date: [•], 2026

This Amendment (this “Amendment”) to the Indemnification Agreement (the “Agreement”), dated as of [•], 2013, by and between Tri Pointe Homes, Inc., a Delaware corporation (the “Company”), and [name of non-employee director], the (“Indemnitee”), is made effective as of the date first above written in accordance with Section 20 of the Agreement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Agreement.

This Amendment amends the Agreement by inserting the following new Section 22 at the end thereof:

22. Per Diem Payment. In addition to other rights set forth in this Agreement, following the Indemnitee’s term as a director of the Company (the “Term”), the Indemnitee will receive a payment of $10,000 for each day that the Indemnitee is required or requested by the Company to spend more than 4 hours of such day addressing any Proceeding related to their prior service as a director (the “Per Diem Payment”), including but not limited to, preparation and participation in depositions, hearings, trials or other court appearances, assisting counsel with discovery or other litigation-related matters, time required for travel, and preparation and participation in mediation or settlement meetings. The Per Diem Payment shall be (i) due and payable 30 days after the invoice date, and (ii) in addition to the reimbursement of Expenses (which shall, following the Term, include business class travel).

Except as expressly amended by this Amendment, the Agreement shall remain unchanged and in full force and effect. From and after the date hereof, all references to the Agreement shall be deemed to include this Amendment.

This Amendment may be executed in counterparts (including by electronic signature), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

TRI POINTE HOMES, INC.

By:
Name:
Title:

INDEMNITEE

[Signature Page to Indemnification Agreement Amendment]